EXHIBIT 10.43

NOVELIS INC.
2014 ANNUAL INCENTIVE PLAN (“2014 AIP”)

1.     Title and Administration: The plan shall be referred to as the 2014 AIP. The plan will be administered by Novelis Corporate Human Resources.
2.     Performance Year: For this plan the performance period will be April 1, 2013 to March 31, 2014. Payouts, computed on the basis of performance, will be made following necessary approvals.
3.     Eligibility: Employees in bands 11B and above are eligible to participate.
4.     Opportunity: The target opportunity across regions will be in line with market practice and defined to be competitive and motivate employees to drive the desired behavior in the organization.
5.     Measures and application of weights to each measure to be used for computation of the 2014 AIP: Three measures shall be used to compute performance. The three measures are as follows:
a.     Normalized EBITDA: Defined as Net Revenues minus COGS without depreciation minus S&AE minus R&D plus Realized G/L on Derivatives. This will carry a 50% weighting on the overall plan.
b.     Operating Free Cash Flow: Defined as Operating EBITDA minus CAPEX minus Change in Working Capital minus Change in Deferred Items. In terms of specifics, the measure of operating free cash flow will be used for the regions and Free Cash Flow (FCF), which includes interest, tax, dividends and corporate costs, will be used for overall Novelis performance. This will carry a 40% weighting on the overall plan.
c.    Individual Performance: This is based on the individual performance rating in the Performance Management System for Novelis. This will carry a 10% weighting on the overall plan.
6.    Mix of business performance impact: Different levels and roles will carry a differential weighting on the basis of line of sight and impact. Some of the weightings will be as follows :
a.    All Corporate Staff, members of the Global Operating Committee, employees in Job Band 3, and Global Value Stream Leaders are 100% based on overall Novelis results.
b.    All other Region staff will be 50% overall Novelis performance and 50% on Region performance.
7.    Performance Measures and Targets for the 2014 AIP: The performance measures, including thresholds, targets and maximums, will be as approved by the Board for FY 2014.
8.    Overall Threshold: No AIP bonus will be paid with respect to Normalized EBITDA, Operating Cash Flow, and Individual Performance components unless overall Novelis Normalized EBITDA for the fiscal year is at least 80% of target. Once the 80% minimum overall Novelis Normalized EBITDA threshold is achieved, the actual payout under each of these three components will range from 50% of target (threshold) to 200% of target (maximum) depending upon the actual results attributable to each such component.

EXHIBIT 10.43

9.     Other aspects of the plan:
a.    Payments will be made in a lump sum during the first quarter following the close of the performance year. An individual needs to either be employed in a 2014 AIP eligible position or transferred or hired into an eligible position during the performance year to receive payout under the AIP.
b.     Eligibility and payouts for employees who join during the plan year will be determined by the “Plan Rules Administration” document maintained by the Corporate Compensation department.
c.     Eligibility and payouts for employees who leave during the plan year will be determined by the “Plan Rules Administration” document maintained by the Compensation department.
Below are the treatment rules governing separation from the Company:

Reason for Termination	Bonus Treatment
Death
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that payouts are made for all other employees. If the event occurs after the performance year, but before the timing of payout, such individual shall be entitled to AIP for the entire year.

Disability
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that the AIP bonus is paid to all other employees. If the event occurs after the performance year, but before the timing of payout, such individual shall be entitled to AIP for the entire year.

Retirement
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that the AIP bonus is paid to all other employees. If the event occurs after the performance year, but before the timing of payout, the employee shall be entitled to AIP for the entire year.

Change in Control
If the Company initiated separation is the result of a change in control, the employee will be eligible for prorated incentive pay at the time that the AIP bonus is paid to all other employees based on the “Plan Rules Administration” document maintained by the Corporate Compensation department.

Voluntary	The employee will forfeit his or her entire AIP bonus.
Involuntary - Not for Cause
If the Company initiated separation is the result of a position elimination that is not performance related (e.g., a layoff, plant closure, restructuring or sale), the employee will be eligible for a prorated incentive at the time that the AIP bonus is paid to all other employees based on the “Plan Rules Administration” document maintained by the Corporate Compensation department.

EXHIBIT 10.43

10.	Definitions. The following terms will have the meaning ascribed to them below.

a.
Retirement: For the purposes of this plan, retirement is defined as separation from the Company at 65 years of age or a combination of age and service greater than or equal to 65 with a minimum age of 55.

b.
Change in Control: For purposes of this plan, a change in control means the first to occur of any of the following events: (i) any person or entity (excluding any person or entity affiliated with the Aditya Birla Group) is or becomes the beneficial owner, directly or indirectly through any parent entity of the Company or otherwise, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (ii) the majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the consummation of a merger or consolidation of the Company with any other entity not affiliated with the Aditya Birla Group, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (iv) the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to a member of the Aditya Birla Group. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

11.    Interpretation. Novelis shall have the exclusive discretion to interpret and construe the terms and conditions of the plan, including but not limited to the exclusive discretion to make all decisions regarding eligibility for and the amount of benefits payable under the plan.